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                                                                     Exhibit 4.5
                                  AMENDMENT TO
                        CHECKFREE CORPORATION 401(K) PLAN
                            AND PLAN MERGER AGREEMENT

        This Amendment to the CHECKFREE CORPORATION 401(K) PLAN is made and entered into on the 3rd day of May, 2000, by and between CheckFree Holdings Corporation (hereafter the "Employer"), Blue Gill Technologies, Inc. (hereafter the "Merging Employer") and INSTITUTIONAL Trust Company (formerly INVESCO Trust Company) (hereinafter the "Trustee").

        WHEREAS, the Employer established the Checkfree Corporation 401(K) Plan and Trust (hereafter the "Receiving Plan") effective April 1, 1984, and most recently amended and restated said Receiving Plan effective July 1, 1997 by adopting the INVESCO Trust Company Master Plan and Trust Agreement; and

        WHEREAS, the "Merging Employer" established the Blue Gill Technologies, Inc. 401(k) Plan (hereafter the "Merging Plan") effective June 1, 2000; and

        WHEREAS, The Employer and the Trustee of the Receiving Plan have specific authority under the Master Plan and Trust Agreement to enter into this Amendment to Plan and Plan Merger Agreement; and

        WHEREAS, the Employer and Merging Employer deem it is in the best interest of the participants and beneficiaries of the Merging Plan and of the Receiving Plan to merge the two Plans effective April 28, 2000 (the "Merger Date"), with the Receiving Plan as the surviving Plan, and to accept the transfer of plan assets, or to transfer plan assets, as may be required by any such merger; and

        WHEREAS, the Employer desires to amend certain provisions of the Receiving Plan and to reduce such amendments to writing.


               NOW, THEREFORE, the Employer, the Merging Employer and the Trustee of the Receiving Plan do hereby agree as follows:


(1) Section 1.29 of the Adoption Agreement of the Receiving Plan is hereby amended to credit service with Blue Gill Technologies, Inc. for all purposes of the Plan.

(2) Section 3.01(j)(4) of the Plan's Adoption Agreement is hereby amended to read as follows:


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"(j)(4) - For the period from May 16, 2000 through June 30, 2000, the maximum amount of eligible contribution taken into account for any Blue Gill Technologies, Inc. employee shall be $125.00.

(3) Secttion D of the Appendix to the Plan's Adoption Agreement is hereby amended to read as follows:

"D. SECTION 6.02 - In the event a married participant duly elects not to receive his benefit in the form of a joint and survivor annuity, (or if such participant is not married, in the form of a life annuity), the Plan Administrator, pursuant to the election of the participant, shall direct the distribution to a participant or his beneficiary of any amount to which he is entitled under the Plan in one or more of the following methods:

1. One lump sum payment in cash, or if elected in accordance with the provisions of Section E of this Appendix, in Employer stock;

2. Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Plan Administrator may direct that the participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment is to be made shall not extend beyond the participant's life expectancy (or the life expectancy of the participant and his designated beneficiary);

3. Purchase of an annuity. The following forms of annuity shall be available:

(a) single life annuity

(b) single life annuity with certain periods of 5, 10 or 15 years

(c) single life annuity with installment refund

(d) survivorship life annuities with installment refund and survivor percentages of 50, 66 2/3, 75 or 100

(e) fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the participant and the named beneficiary.

Any annuity contract distributed shall be nontransferable, and the terms of such contract shall comply with the requirements of the Plan."


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(4) The Appendix to the Adoption Agreement, Section B - Additional Members of
the Controlled Group is hereby amended to add Blue Gill Technologies, Inc., EIN 38-3460455, as a member of the controlled group.

(5) The attached Participant Agreement executed by Blue Gill Technologies, Inc. as an adopting employer of the Receiving Plan is hereby incorporated as part of the Receiving Plan.

(6) TRANSFER OF ASSETS. The Merging Plan shall transfer and assign directly to the Receiving Plan the "Merger Account" for each participant in the Merging Plan. The Merger Account is defined as the single sum value of the participant's accrued benefit under the Merging Plan determined in accordance with the provision of such Plan as of the date of transfer.


(7) HOLDING AND INVESTMENT OF ASSETS. The Employer and the Trustee shall hold, invest, administer and distribute the assets transferred and assigned in accordance with the terms of the Receiving Plan, as amended and restated herein.


(8) PARTICIPANT ACCOUNTS. With respect to the account balances of the participants under the Merging Plan, the following conditions shall apply;

        (a) The sum of the account balances of the participants under the Merging Plan and under the Receiving Plan immediately prior to the transfer and assignment shall equal the fair market value of the entire assets of the Receiving Plan immediately after the transfer and assignment;

        (b) Immediately after the transfer and assignment, each participant shall have an account balance in the Receiving Plan equal to the sum of the Merger Account the participant had in the Merging Plan, if any, and the amount the participant had in the Receiving Plan, if any;

(9) UPDATE OF PLAN. Any amendment and restatement of the Receiving Plan in order to bring the Plan into compliance with current legislation and regulations shall be made retroactively as prescribed by the regulations and shall be considered as having been made to the Merging Plan as of the date of the merger.

(10) BINDING EFFECT. The terms and conditions of this Merger Agreement shall bind the Employer and the Trustee (and their successors) of the Receiving Plan and shall operate as if fully set forth within the Receiving Plan.

(11) EFFECTIVE DATE. The effective date of this Agreement is April 28, 2000, unless otherwise specified herein, and the transfer and assignment of account


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balances in the Merging Plan to the Receiving Plan shall take place as of the effective date.


                                    CHECKFREE HOLDINGS CORPORATION



                                    BY:  /s/ Katy P. Owen
                                       -----------------------------------------

                                       Title: Vice President, Corporate Benefits


                                    BLUE GILL TECHNOLOGIES, INC.


                                    BY: /s/ Vinay Gupta
                                        ----------------------------------------

                                        Title:  Vice President

                                    INSTITUTIONAL TRUST COMPANY



                                    BY:  R. Eric Starr
                                       -----------------------------------------

                                        Title:  Trust Officer


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                             PARTICIPATION AGREEMENT
         FOR PARTICIPATION BY RELATED GROUP MEMBERS (PLAN SECTION 1.30)

        The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Master Plan as made by CHECKFREE HOLDINGS CORPORATION, the Signatory Employer to the Execution Page of the Adoption Agreement.

        1. The Effective Date of the undersigned Employer's participation in the designated Plan is: MAY 16, 2000.

        2.      The undersigned Employer's adoption of this Plan constitutes:

[ ]      (a) The adoption of a new plan by the Participating Employer.

[X]      (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as BLUE GILL TECHNOLOGIES, INC. 401(K) PLAN, and having an original effective date of _______.

               Dated this                   day of                  ,          .
                          -----------------        -----------------   --------

                    Name of Participating Employer: BLUE GILL TECHNOLOGIES, INC.


                    Signed: /s/ Vinay Gupta

                    Participating Employer's EIN: 38-3460455

ACCEPTANCE BY THE SIGNATORY EMPLOYER TO THE EXECUTION PAGE OF THE ADOPTION AGREEMENT AND BY THE TRUSTEE.

                    Name of Signatory Employer: CHECKFREE HOLDINGS CORPORATION

Accepted:

                [Date]  Signed: /s/ Katy P. Owen
                               -------------------------------------------------


                        Name(s) of Trustee: INSTITUTIONAL TRUST COMPANY
                                                (FORMERLY INVESCO TRUST COMPANY)

Accepted:    8/21/00

                [Date]  Signed: /s/ R. Eric Starr
                               -------------------------------------------------


[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Master Plan information.]


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